U.S. SECURITIES AND EXCHANGE
                           COMMISSION WASHINGTON, D.C.
                                      20549
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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): January 30, 2007

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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


     DELAWARE                       0 - 32093                91-2022980
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     (State or other                (Commission              (I.R.S.
     jurisdiction                   File Number)             Identification No.)
     of incorporation)


                          1601-B ALTON PARKWAY, UNIT B
                              IRVINE, CALIFORNIA          92606
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 757-0855
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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___   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))


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HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on
Form 8-K to report the following:

Item 1.01   Entry into a Material Definitive Agreement

On February 5, 2007, the Company executed Amendment 1 to the Confidential Settlement Agreement and Mutual Release (the "Amendment") dated January 30, 2007, between the Company, a former consultant, Yeffet Security Consultants, Inc., ("YSCI"), and YSCI's beneficial owner, Isaac Yeffet. (Collectively, YSCI and Mr. Yeffet are referred to as the "Claimants").

As reported in our Current Report on Form 8-K filed with the SEC on June 15, 2006, the Confidential Settlement Agreement and Mutual Release (the "Original Agreement") was executed by the Company and the Claimants on June 9, 2006 to provide for a mutual reconciliation of disputes between the parties which were in binding arbitration proceedings. Pursuant to the agreement, the Claimants released the Company from all claims to recover the $449,540,91, which YSCI was seeking for allegedly breaching a consulting agreement and YSCI forfeited its options to purchase up to 1,000,000 shares of Company common stock.

Under the Original Agreement, the Company was to have paid the Claimants the remaining balance owed under the agreement of $189,540,91 plus accrued interest by approximately December 6, 2006. The Amendment provides an extension for the payment of this balance and for the balance to be paid in installments over a six month period. The Company agreed to pay $100,000 to the Claimants in five equal monthly installments of $20,000 each (the "Installments") with the first payment due immediately after the execution of the Amendment and the remaining four installments due one or before the last business day of January, February, March and April 2007 respectively. The Company has already paid the first two installments to YSFI as required by the Amendment.

Payment of the Installments was personally guaranteed by William A. Nitze, our Acting CEO and our Chairman of the Board, by an Unconditional Guaranty executed by Mr. Nitze dated January 30, 2007.

In addition to the five installment payments of $20,000 each, on or before June 30, 2007, the Company is required to pay the Claimants $89,540.91 plus all accrued interest (including interest earned on the $100,000 subject to the Installment Payments). The Original Agreement provides that these amounts carry simple interest of 8% per annum commencing on June 9, 2006.

Pursuant to the Original Agreement, the Company issued 775,000 shares (the "Settlement Shares") of its common stock to Isaac Yeffet. The Settlement Shares have "piggyback registration rights" obligating the Company to include the shares on the next qualifying registration statement filed by the Company with the SEC. The Original Agreement provided that beginning on November 1, 2006, during each month that Mr. Yeffet is unable to sell his shares pursuant to an effective registration statement or pursuant to Rule 144, Mr. Yeffet could require the Company to repurchase up to $20,000 in Settlement Shares per month at a price per share of $0.33 (the "Repurchase Rights"). The Amendment provides that the Repurchase Rights shall commence on July 1, 2007 and shall not terminate until Mr. Yeffet has had the same number of day as he would have been entitled to take advantage of the Repurchase Rights as he would have been entitled if the Rights Obligations commenced on November 1, 2006.

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As consideration for entering into the Amendment and extending the settlement payment period set forth by the Original Agreement, the Company granted to Claimants an option to purchase 775,000 shares of Company common stock at an exercise price of $0.20 for a term of five years (the "Option") and are exercisable either by cash payment of the exercise price or by a "cashless exercise" through surrender to the Company of a number of shares equal to the exercise price. The shares underlying the Option have the same "piggyback registration rights" as the Settlement Shares, but are not subject to the Repurchase Rights.

The Company believes that the granting of the Option is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D as Mr. Yeffet is an accredited investor.

Copies of the Amendment and the Unconditional Guaranty are respectively filed as Exhibits 10.162 and 10.163 to this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 of this Current Report is hereby incorporated into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The discussion under Item 1.01 of this Current Report is hereby incorporated into this Item 3.01.


Item 9.01  Financial Statements and Exhibits.


10.162 Amendment No. 1 to the Confidential Settlement Agreement and Mutual Release, dated January 30, 2007

10.163  Unconditional Guaranty, dated January 30, 2007.


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                                   SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIENERGY TECHNOLOGIES, INC.


February 12, 2007                           By: /s/ Roger W.A. Spillmann
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(Date)                                      Name:  Roger W.A. Spillmann
                                            Its:  President


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